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                                                                      EXHIBIT 23

                           ADOBE SYSTEMS INCORPORATED
                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Adobe Systems Incorporated:

We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No. 33-38387,
No. 33-48210,  No.  33-63518, No.  33-78506,  No. 33-83030,  No.  33-83502,  No.
33-83504,  No.  33-84396 ,  No.  33-86482, No.  33-59335,  No. 33-63849  and No.
33-63851) on Form S-8 of Adobe Systems Incorporated of our report dated December 19, 1995, relating to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of December 1, 1995 and November 25, 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 1, 1995, and related schedule for each of the years in the three-year period ended December 1, 1995, appearing on page 42 of this Form 10-K. As indicated in our report, we did not audit the consolidated Financial statements of Aldus Corporation and subsidiaries or Frame Technology Corporation and subsidiaries, companies acquired by Adobe Systems Incorporated in business combinations accounted for as poolings of interests. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Aldus Corporation and Frame Technology Corporation, is based solely on the reports of the other auditors.

                                          KPMG PEAT MARWICK LLP

San Jose, California
February 16, 1996